Exhibit 10.1

FIRST AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT, dated as of January 21, 2010 (the “Amendment”), by and between HRPT Properties Trust, a Maryland real estate investment trust (the “Company”), and Reit Management & Research LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Manager are parties to a Business Management Agreement, dated as of June 8, 2009 (the “Business Management Agreement”); and

WHEREAS, the Company and the Manager wish to amend the Business Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                    Section 17 of the Business Management Agreement is hereby replaced in its entirety to read as follows:

17.                                 Term, Termination.  This Agreement shall continue in force and effect until December 31, 2010, and shall be automatically renewed for successive one year terms annually thereafter unless notice of non-renewal is given by the Company or the Manager before the end of the term.  It is expected that the terms and conditions may be reviewed by the Independent Trustees of the Compensation Committee of the Board of Trustees of the Company at least annually.

Notwithstanding any other provision of this Agreement to the contrary, this Agreement, or any extension thereof, may be terminated by either party hereto upon sixty (60) days’ written notice to the other party, which termination, if by the Company, must be approved by a majority vote of the Independent Trustees serving on the Compensation Committee of the Board of Trustees of the Company, or if by the Manager, must be approved by a majority vote of the directors of the Manager.

Section 18 hereof shall govern the rights, liabilities and obligations of the parties upon termination of this Agreement; and, except as provided in Sections 15 and 18, such termination shall be without further liability of either party to the other, other than for breach or violation of this Agreement prior to termination.

2.                    Section 25 of the Business Management Agreement is hereby replaced in its entirety to read as follows:

25.                                 No Third Party Beneficiary.  Except as otherwise provided in Section 27(i), no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

3.                    Section 27 of the Business Management Agreement is hereby replaced in its entirety to read as follows:

27.                                 Arbitration.

(a)               Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the provision of services by the Manager pursuant to this Agreement, or (ii) brought by or on behalf of any shareholder of the Company (which, for purposes of this Section 27, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, the Declaration of Trust or the Bylaws (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 27.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of the Company and class actions by a shareholder against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(b)              There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the parties who have appointed the first arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)               The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)              There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(e)               In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of The Commonwealth of Massachusetts.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(f)                 Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(g)              An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)              Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(i)                  This Section 27 is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including the Manager or its successor), agents or employees of the Company and the Company and shall be binding on the shareholders of the Company and the Company, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

4.                                       This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Business Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.                                       This provisions of this Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.                                       This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Business Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

HRPT PROPERTIES TRUST

By:	/s/ John A. Mannix
Name: John A. Mannix
Title: President and Chief Investment Officer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ John G. Murray
Name: John G. Murray
Title: Executive Vice President